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                                                                    EXHIBIT 10.1


                                CONTRACT OF SALE

     THIS CONTRACT OF SALE (this "Agreement") is made and entered into as of the 20th day of December, 2001, by and between WESTPARK ACQUISITION COMPANY, INC., a Delaware corporation ("Westpark"), and 6813 RUPPSVILLE ROAD REALTY HOLDING COMPANY, a Delaware corporation ("Ruppsville"; together with Westpark, collectively, "Seller") each having an address c/o J.P. Morgan Investment Management Inc., 522 Fifth Avenue, New York, New York 10036 and KEYSTONE OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, having an address at 200 Four Falls Corporate Center, Suite 208, West Conshohocken, Pennsylvania 19428 ("Purchaser").

                              W I T N E S S E T H:

     A. Seller shall sell to Purchaser, and Purchaser shall purchase from Seller, at the price and upon the terms and conditions set forth in this Agreement, (a)(1) that certain parcel of land located in Upper Macungie Township, Pennsylvania and commonly known as Westpark Business Center, 7520, 7584, 7566, 7542, 7529 Morris Court, 7220 Schantz Road, and 7485 Industrial Boulevard together with that certain 15.27 acre parcel of land located in Upper Macungie Township, Pennsylvania, and more particularly described on EXHIBIT A-1 attached hereto and made a part hereof (the "Westpark Property"), and (2) that certain parcel of land located in Upper Macungie Township, Pennsylvania and commonly known as 6813, 6829 and 6831 Ruppsville Road and 7663 Industrial Boulevard, and more particularly described on EXHIBIT A-2 attached hereto and made a part hereof (the "Ruppsville Property"; together with the Westpark Property, collectively, the "Land"), (b) the buildings, improvements, structures and fixtures located upon the Land (collectively, the "Improvements"), (c) all other easements and rights appurtenant to the Land, if any (collectively, the "Appurtenant Rights"), (d) all right, title and interest of Seller in, to and under the all leases, licenses and occupancy agreements affecting the Property (as hereinafter defined) (the "Leases") and all service, supply and equipment contracts and agreements related to the operation of the Property (the "Contracts"), (e) all right, title and interest of Seller, if any, in and to the fixtures, equipment and other personal property owned by Seller and attached or appurtenant to the Property (collectively, the "Personal Property"), and (f) all right, title and interest of Seller, if any, if and to the extent assignable, in and to the name "Westpark Business Center" (the "Name"; the Land, the Appurtenant Rights, the Improvements, the Leases, the Contracts, the Personal Property, and the Name, collectively, the "Property").

     B. Purchaser acknowledges that the Property is being sold on an "as is" "where is" and "with all faults" basis on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, for $10.00 in hand paid and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

     1. PURCHASE AND SALE. Upon the terms and conditions hereinafter set forth, Seller shall sell to Purchaser, and Purchaser shall purchase from Seller, the Property.



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     2. PURCHASE PRICE. The purchase price (the "Purchase Price") for the
Property shall be the sum of FIFTY THREE MILLION SEVEN HUNDRED THIRTEEN THOUSAND FIVE HUNDRED EIGHTY-THREE AND 00/100 DOLLARS ($53,713,583.00), subject to the prorations and credits specified herein.

     3. PAYMENT OF PURCHASE PRICE. The Purchase Price, as adjusted by the prorations and credits specified herein, shall be paid by Purchaser on the date hereof, by a bank wire transfer of immediately available federal funds to an account or accounts designated in writing by Seller.

     4. CONDITIONS PRECEDENT. The obligation of Purchaser to purchase, and Seller to sell, the Property, as contemplated by this Agreement, is subject to satisfaction of each of the following conditions precedent (any of which may be waived in writing by the party in whose favor such condition exists) on or before the applicable date specified for satisfaction of the applicable condition. If any of such conditions are not satisfied (or waived) pursuant to the terms of this Agreement, then this Agreement shall, upon written notice from the terminating party to the other party, terminate and, in connection with any such termination made in accordance with this Section 4, Seller and Purchaser shall be released from further obligation or liability hereunder (except for those obligations and liabilities which, pursuant to the terms of this Agreement, survive such termination). The completion of Closing (as hereinafter defined) shall constitute approval by each party of all matters to which such party has a right of approval and a waiver of all conditions precedent; provided, the foregoing shall not waive or otherwise impair the rights of either party which expressly survive the Closing pursuant to this Agreement.

        4.1 Title Matters.

            4.1.1 Intentionally deleted.

            4.1.2 PERMITTED EXCEPTIONS TO TITLE. The Property shall be sold and conveyed subject to the following exceptions to title (the "Permitted Exceptions"):

            (a) intentionally deleted;

            (b) those exceptions to title specifically set forth in the pro forma title insurance policies attached hereto and made a part hereof as EXHIBIT B;

            (c) all laws, ordinances, rules and regulations of the United States, the Commonwealth of Pennsylvania, or any agency, department, commission, bureau or instrumentality of any of the foregoing having jurisdiction over the Property (each, a "Governmental Authority"), as the same may now exist or may be hereafter modified, supplemented or promulgated;

            (d) all presently existing and future liens of real estate taxes or assessments and water rates, water meter charges, water frontage charges and sewer taxes, rents and charges, if any, provided that such items are not yet due and payable and are apportioned as provided in this Agreement;

            (e) any other matter or thing affecting title to the Property; and

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            (f) all utility easements of record which do not interfere with the present use of the Property;

            4.1.3 SURVEY. Purchaser has ordered, at its sole cost and expense, one or more surveys of the Property prepared by one or more surveyors registered in the Commonwealth of Pennsylvania, to be certified by each said surveyor as having been prepared in accordance with the minimum detail requirements of the ALTA land survey requirements (collectively, the "Survey"). Purchaser has instructed each surveyor to cause a copy of the Survey to be delivered to Seller and Seller's attorneys simultaneously with the delivery of same to Purchaser.

        4.2 DUE DILIGENCE REVIEWS. Except for title and survey matters (which shall be governed by the provisions of Section 4.1 above), Purchaser shall have until the day prior to the date hereof, TIME BEING OF THE ESSENCE (the period of time through and including the day prior to the date hereof being herein called the "Due Diligence Period") within which to perform and complete all of Purchaser's due diligence examinations, reviews and inspections of all matters pertaining to the purchase of the Property, including all leases and service contracts, and all physical, environmental and compliance matters and conditions respecting the Property (collectively, the "Investigations"), which Investigations shall at all times be subject to Purchaser's compliance with the provisions of this Section 4.2. During the Due Diligence Period, Seller shall provide Purchaser with reasonable access to the Property upon reasonable advance notice and shall also make available to Purchaser, at the offices of Seller and/or the property manager of the Property, access to such leases, service contracts, other contracts, books, records and other documentation in Seller's possession as Purchaser shall reasonably request, all upon reasonable advance written notice. Any entry upon the Property and all Investigations shall be made or performed during Seller's normal business hours and at the sole risk and expense of Purchaser, and shall not interfere with the activities on or about the Property of Seller, its tenants and their employees and invitees. Purchaser shall:

            (a) promptly repair any damage to the Property resulting from any such Investigations and replace, refill and regrade any holes made in, or excavations of, any portion of the Property used for such Investigations so that the Property shall be in the same condition that it existed in prior to such Investigations;

            (b) fully comply with all laws applicable to the Investigations and all other activities undertaken in connection therewith;

            (c) permit Seller to have a representative present during all Investigations undertaken hereunder;

            (d) take all actions and implement all protections necessary to ensure that the Investigations and the equipment, materials, and substances generated, used or brought onto the Property in connection with the Investigations, pose no threat to the safety or health of persons or the environment, and cause no damage to the Property or other property of Seller or other persons;


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            (e) furnish to Seller, at no cost or expense to Seller, copies of all surveys, soil test results, engineering, asbestos, environmental and other studies and reports (other than internal analysis and proprietary information of the Purchaser) relating to the Investigations which Purchaser shall obtain with respect to the Property promptly after Purchaser's receipt of same;

            (f) maintain or cause to be maintained, at Purchaser's expense, a policy of commercial general liability insurance, with a broad form contractual liability endorsement and with a combined single limit of not less than $1,000,000 per occurrence for bodily injury and property damage, automobile liability coverage including owned and hired vehicles with a combined single limit of $1,000,000 per occurrence for bodily injury and property damage, and an excess umbrella liability policy for bodily injury and property damage in the amount of $5,000,000, insuring Purchaser, Seller, J.P. Morgan Investment Management Inc., and Morgan Guaranty Trust Company of New York, as additional insureds, against any injuries or damages to persons or property that may result from or are related to (i) Purchaser's and/or Purchaser's Representatives' (as hereinafter defined) entry upon the Property, (ii) any Investigations or other activities conducted thereon, and/or (iii) any and all other activities undertaken by Purchaser and/or Purchaser's Representatives, all of which insurance shall be on an "occurrence form" and otherwise in such forms and with an insurance company acceptable to Seller, and deliver a certificate evidencing such insurance policy to Seller prior to the first entry on the Property;

            (g) not permit the Investigations or any other activities undertaken by Purchaser or Purchaser's Representatives to result in any liens, judgments or other encumbrances being filed or recorded against the Property, and Purchaser shall, at its sole cost and expense, immediately discharge of record any such liens or encumbrances that are so filed or recorded (including, without limitation, liens for services, labor or materials furnished); and

            (h) indemnify Seller and any agent, advisor, representative, affiliate, employee, director, partner, member, beneficiary, investor, servant, shareholder, trustee or other person or entity acting on Seller's behalf or otherwise related to or affiliated with Seller (collectively, "Seller Related Parties") and hold harmless Seller and Seller Related Parties from and against any and all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including, without limitation, attorneys' fees and disbursements), suffered or incurred by Seller or any Seller Related Party and arising out of or in connection with (i) Purchaser's and/or Purchaser's Representatives' entry upon the Property, (ii) any Investigations or other activities conducted thereon by Purchaser or Purchaser's Representatives, (iii) any liens or encumbrances filed or recorded against the Property as a consequence of the Investigations and/or (iv) any and all other activities undertaken by Purchaser or Purchaser's Representatives with respect to the Property. The foregoing indemnity shall not include any claims, demands, causes of action, losses, damages, liabilities, costs or expenses (including, without limitation, attorneys' fees and disbursements) that result solely from the mere discovery, by Purchaser or Purchaser's Representatives, of existing conditions on the Property during Investigations conducted pursuant to, and in accordance with, the terms of this Agreement.

         Without limiting the foregoing, in no event shall Purchaser or Purchaser's Representatives, without the prior written consent of Seller: (x) make any intrusive physical

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testing (environmental, structural or otherwise) at the Property (such as soil borings, water samplings or the like), and/or (y) contact any tenant of the Property, except to pursue Tenant Estoppels Certificates (as hereinafter defined), and to discharge Manager's (as hereinafter defined) obligations under the Property Management Agreement (as hereinafter defined), and for confirmatory tenant interviews; provided, however, that Purchaser shall notify Seller of those tenants which Purchaser desires to interview, Seller or Seller's agent(s) shall schedule such confirmatory tenant interviews, and Seller or Seller's agent(s) shall have the right to be present at the confirmatory tenant interview (Purchaser acknowledges that Purchaser shall have no right to directly notify any tenant of an interview request, and that such interview requests shall be directed to Seller, who shall, or shall direct its agent(s) to, schedule such confirmatory tenant interviews).

        The foregoing obligations shall survive the Closing or a termination of this Agreement.

            4.2.1 PROPERTY INFORMATION AND CONFIDENTIALITY. Seller hereby agrees to provide to Purchaser the Information (as hereinafter defined) subject to the following terms and conditions:

            (a) Except as expressly provided in this Agreement, neither Seller nor any Seller Related Party makes any representation or warranty as to the truth, accuracy or completeness of the Information, or any other studies, documents, reports or other information provided to Purchaser hereunder and expressly disclaims any implied representations as to any matter disclosed or omitted.

            (b) Purchaser agrees that, prior to the consummation of the Closing, neither Purchaser or Purchaser's Representatives shall, at any time or in any manner, either directly or indirectly, divulge, disclose or communicate to any person, entity or association the Information, or any other knowledge or information acquired by Purchaser or Purchaser's Representatives from Seller, any Seller Related Party or by Purchaser's own inspections and investigations, other than matters that were in the public domain at the time of receipt by Purchaser or Purchaser's Representatives. Without Seller's prior written consent, Purchaser shall not disclose and Purchaser shall direct Purchaser's Representatives not to disclose to any person, entity or association or any of the terms, conditions or other facts with respect to this Agreement, including, without limitation, the status hereof. Notwithstanding the foregoing, Purchaser may disclose such of the Information and its other reports, studies, documents and other matters generated by it and the terms of this Agreement (i) as required by law or court order (provided prior written notice of such disclosure shall be provided to Seller) and (ii) as Purchaser deems necessary or desirable to Purchaser's Representatives in connection with Purchaser's Investigation and the transaction contemplated hereby, and to Purchaser's mortgage lender and counsel to such lender, provided that those to whom such Information is disclosed are informed of the confidential nature thereof and agree(s) to keep the same confidential in accordance with the terms and conditions hereof.

            (c) Purchaser shall indemnify and hold harmless Seller and all Seller Related Parties from and against any and all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including, without limitation, attorneys' fees and disbursements)


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suffered or incurred by Seller or any Seller Related Party and arising out of or in connection with a breach by Purchaser or Purchaser's Representatives of the provisions of this Section 4.2.1.

            (d) Purchaser and Purchaser's Representatives shall use reasonable care to maintain in good condition all of the Information furnished or made available to Purchaser and/or Purchaser's Representatives in accordance with this Section 4.2. In the event this Agreement is terminated, Purchaser and Purchaser's Representatives shall promptly deliver to Seller all originals and copies of the Information in the possession of Purchaser and Purchaser's Representatives; provided, however, that Purchaser may retain (but shall keep confidential) any proprietary or other internal correspondence prepared by Purchaser in connection with the Investigations.

            (e) As used in this Agreement, the term "Information" shall mean any of the following to the extent supplied or made available to Purchaser or Purchaser's Representatives by Seller or Seller's agents, including, without limitation, the Manager: (i) all information and documents in any way relating to the Property, the operation thereof or the sale thereof, including, without limitation, all leases and contracts furnished to, or otherwise made available for review by, Purchaser or its directors, officers, employees, affiliates, partners, members, brokers, agents or other representatives, including, without limitation, attorneys, accountants, contractors, consultants, engineers and financial advisors (collectively, "Purchaser's Representatives"), by Seller or any Seller Related Party or their agents or representatives, including, without limitation, their contractors, engineers, attorneys, accountants, consultants, brokers or advisors, and (ii) all analyses, compilations, data, studies, reports or other information or documents prepared or obtained by Purchaser or Purchaser's Representatives containing or based on, in whole or in part, the information or documents described in the preceding clause (i), the Investigations, or otherwise reflecting their review or investigation of the Property.

            (f) In addition to any other remedies available to Seller, Seller shall have the right to seek equitable relief, including, without limitation, injunctive relief or specific performance, against Purchaser or Purchaser's Representatives in order to enforce the provisions of this Section 4.2.1.

            (g) The provisions of this Section 4.2.1 shall survive the Closing or a termination of this Agreement.

        4.3 Intentionally deleted.

        4.4 CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER. The obligation of Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment on or before the Closing Date of all of the following conditions, any or all of which may be waived by Purchaser in its sole discretion:

            (a) performance and observance by Seller of all covenants and agreements of this Agreement to be performed or observed by Seller prior to or on the Closing Date.


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            (b) all of the representations and warranties of Seller contained in
Section 7.1.1 of this Agreement (as modified pursuant to the terms of this Agreement) shall be true and correct in all material respects on the Closing Date.

        4.5 CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER. The obligation of Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment on or before the Closing Date of all of the following conditions, any or all of which may be waived by Seller in its sole discretion:

            (a) performance and observance by Purchaser of all covenants and agreements of this Agreement to be performed or observed by Purchaser prior to or on the Closing Date.

            (b) all of the representations and warranties of Purchaser contained in Section 7.3 of this Agreement shall be true and correct in all material respects on the Closing Date.

     5. CLOSING. The closing (the "Closing") of the sale and purchase contemplated herein shall occur on the date hereof (the "Closing Date").

        5.1 SELLER DELIVERIES. At the Closing, Seller shall deliver or cause to be delivered to Purchaser, or to Fidelity National Title Insurance Company ("Escrowee"), as the case may be, the following items executed and acknowledged by Seller, as appropriate:

            (a) a special warranty deed (the "Deed") in the form attached hereto and made a part hereof as EXHIBIT C.

            (b) an assignment (the "Assignment and Assumption of Leases") of all right, title and interest of Seller under the Leases which are in effect on the Closing Date, without recourse, representation or warranty, in the form attached hereto and made a part hereof as EXHIBIT D, which shall include Purchaser's assumption of Seller's obligations under the Leases accruing from and after the Closing Date.

            (c) a bill of sale (the "Bill of Sale") in the form attached hereto and made a part hereof as EXHIBIT E.

            (d) a certification of non-foreign status in the form attached hereto and made a part hereof as EXHIBIT F.

            (e) an assignment (the "Assignment and Assumption of Contracts") of all right, title and interest of Seller under the Contracts (to the extent assignable) which are in effect on the Closing Date and to which Seller is a party, without recourse, representation or warranty, in the form attached hereto and made a part hereof as EXHIBIT G, which shall include Purchaser's assumption of Seller's obligations under the Contracts accruing from and after the Closing Date.


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            (f) all existing surveys, blueprints, drawings, plans and
specifications, permits, licenses and approvals for or with respect to the Property or any part thereof, to the extent the same are in Seller's possession.

            (g) all keys to the Improvements, to the extent the same are in Seller's possession.

            (h) all Leases in effect on the Closing Date, to the extent the same are in Seller's possession.

            (i) all Contracts that shall remain in effect after the Closing, to the extent the same are in Seller's possession.

            (j) all applicable transfer tax forms, if any.

            (k) such further instruments as may be necessary to record the Deed.

            (l) notices to each of the tenants under the Leases (each, a "Tenant Notice", and collectively, the "Tenant Notices") in the form attached hereto and made a part hereof as EXHIBIT H, advising such tenants of the sale of the Property to Purchaser and directing them to make all payments to Purchaser or its designee, which Tenant Notices Purchaser shall, at Purchaser's sole cost and expense, either mail by certified mail return receipt requested or hand-deliver to each applicable tenant.

            (m) evidence reasonably satisfactory to Fidelity National Title Insurance Company (the "Title Company") respecting the due organization of Seller and the due authorization and execution by Seller of this Agreement and the documents required to be delivered hereunder.

        5.2 PURCHASER DELIVERIES. At the Closing, Purchaser shall deliver or cause to be delivered to Seller, or to the Escrowee, as the case may be, the following items executed and acknowledged by Purchaser, as appropriate:

            (a) payment of the Purchase Price to be made in accordance with
Section 3 above.

            (b) the Assignment and Assumption of Leases.

            (c) the Assignment and Assumption of Contracts.

            (d) all applicable transfer tax forms, if any.

            (e) such further instruments as may be necessary to record the Deed.

            (f) the Tenant Notices.


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            (g) evidence reasonably satisfactory to Seller and the Title Company respecting the due organization of Purchaser and the due authorization and execution by Purchaser of this Agreement and the documents required to be delivered hereunder.

        5.3 CLOSING COSTS. Seller shall pay fifty percent (50%) of all transfer taxes, including transfer taxes of the Commonwealth of Pennsylvania and of the County of Lehigh, payable in connection with the transaction contemplated herein (which transfer taxes are estimated to be two percent (2%) of the Purchase Price). Purchaser shall pay (a) fifty percent (50%) of all transfer taxes, including transfer taxes of the Commonwealth of Pennsylvania and of the County of Lehigh, payable in connection with the transaction contemplated herein (which transfer taxes are estimated to be two percent (2%) of the Purchase Price), (b) the title insurance premium for the ALTA owner's title insurance policy (the "Owner's Policy"), (c) the cost of any title endorsements and affirmative insurance required by Purchaser, (d) the costs of any survey (or an update thereto), (e) all recording charges payable in connection with the recording of the Deed, (f) all charges of Escrowee, if any, attendant to conducting the Closing, and (g) all fees, costs or expenses in connection with Purchaser's due diligence reviews hereunder. Any other closing costs shall be allocated in accordance with local custom. Except as expressly provided in the indemnities set forth in this Agreement, Seller and Purchaser shall pay their respective legal, consulting and other professional fees and expenses incurred in connection with this Agreement and the transaction contemplated hereby and their respective shares of prorations as hereinafter provided. The provisions of this
Section 5.3 shall survive the Closing or a termination of this Agreement.

        5.4 Prorations.

            5.4.1 The following shall be prorated between Seller and Purchaser as of 11:59 p.m. on the day preceding the Closing Date (on the basis of the actual number of days elapsed over the applicable period) with the Closing Date being a date of income and expense for Purchaser:

            (a) All real estate taxes, water charges, sewer rents, vault charges and assessments on the Property on the basis of the fiscal year for which assessed. In no event shall Seller be charged with or be responsible for any increase in the taxes on the Property resulting from the sale of the Property or from any improvements made or leases entered into on or after the Closing Date. If any assessments on the Property are payable in installments, then the installment for the current period shall be prorated (with Purchaser assuming the obligation to pay any installments due after the Closing Date). Notwithstanding anything to the contrary contained herein, taxes shall be prorated utilizing the maximum available discount for prepayment of such taxes.

            (b) Subject to this Section 5.4.1(b), all fixed rent and regularly scheduled items of additional rent under the Leases, and other tenant charges if, as and when received. Seller shall deliver or provide a credit in an amount equal to all prepaid rentals for periods after the Closing Date and all refundable cash security deposits together with all interest thereon, if any, payable to such tenants (to the extent the foregoing were made by tenants under the Leases and are not applied or forfeited prior to the Closing Date) to Purchaser on the Closing Date. Seller shall deliver to Purchaser at Closing any security deposits which are held in the



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form of letters of credit. Rents which are delinquent as of the Closing Date shall not be prorated on the Closing Date. Purchaser shall include such delinquencies in its normal billing and shall diligently pursue the collection thereof in good faith after the Closing Date (but Purchaser shall not be required to litigate or declare a default in any Lease). To the extent Purchaser receives rents on or after the Closing Date, such payments shall be applied first toward the rents for the month in which the Closing occurs, second to the rents for the month preceding the month in which the Closing occurs, third to the rents that shall then be due and payable to Purchaser, and fourth to any delinquent rents owed to Seller, with Seller's share thereof being held by Purchaser in trust for Seller and promptly delivered to Seller by Purchaser. Purchaser may not waive any delinquent rents nor modify a Lease so as to reduce or otherwise affect amounts owed thereunder for any period in which Seller is entitled to receive a share of charges or amounts without first obtaining Seller's written consent, which consent may be given or withheld in Seller's sole and absolute discretion. Seller hereby reserves the right to pursue any remedy against any tenant owing delinquent rents and any other amounts to Seller (but shall not be entitled to terminate any lease or any tenant's right to possession), which right shall include the right to continue or commence legal actions or proceedings against any tenant. Delivery of the Assignment and Assumption of Leases shall not constitute a waiver by Seller of such right, and such right shall survive the Closing. Purchaser shall reasonably cooperate with Seller, at no cost to Purchaser, in any collection efforts hereunder (but shall not be required to litigate or declare a default under any Lease). With respect to delinquent rents and any other amounts or other rights of any kind respecting tenants who are no longer tenants of the Property as of the Closing Date, Seller shall retain all rights relating thereto.

            (c) All operating expenses.

            (d) Intentionally deleted.

            (e) Charges and payments under Contracts or permitted renewals or replacements thereof assigned to Purchaser pursuant to the Assignment and Assumption of Contracts.

            (f) Any prepaid items, including, without limitation, fees for licenses which are transferred to Purchaser at the Closing and annual permit and inspection fees.

            (g) Utilities which are not payable directly to the utility provider by a tenant, including, without limitation, telephone, steam, electricity and gas, on the basis of the most recently issued bills therefor, subject to adjustment after the Closing when the next bills are available, or if current meter readings are available, on the basis of such readings.

            (h) Deposits with telephone and other utility companies, and any other persons or entities who supply goods or services in connection with the Property if the same are assigned to Purchaser at the Closing, which shall be credited in their entirety to Seller.

            (i) Personal property taxes, if any, on the basis of the fiscal year for which assessed.

            (j) Intentionally deleted.


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            (k) Intentionally deleted.

            (l) Such other items as are customarily apportioned between sellers and purchasers of real properties of a type similar to the Property and located in the Commonwealth of Pennsylvania subject to Section 7.2.3(a) hereof.

            5.4.2

            (a) Seller shall be given a credit for any payments Seller shall have made as of the Closing Date in respect of the expenditures described on
EXHIBIT I attached hereto and made a part hereof. Notwithstanding the foregoing, Purchaser shall be obligated to pay any and all costs and expenses incurred prior to, or from and after, the Closing Date, in connection with the pre-development of Lot #6 at the Westpark Property. In addition, subject to the provisions of this Section 5.4.2(a), Purchaser shall bear all costs and expenses related to the transactions contemplated by that certain Lease Agreement dated December 30, 1997 by and between Westpark, as landlord, and Behr Process Corporation ("Behr"), as tenant (the "Behr Lease"), as amended by that certain Amendment to Lease Agreement dated August 2, 2001 (the "Behr Amendment") regarding the Expansion Premises (as such term is defined in the Behr Amendment) and Behr's expansion option as set forth in the Behr Lease, including, without limitation, (i) all outstanding construction costs and expenses incurred in connection with the Expansion Premises (which Seller estimates to be in the aggregate amount of $1,211,793.25) and (ii) any costs and expenses incurred in connection with correcting outstanding HVAC issues of Behr as set forth in the Behr Amendment.

            (b) If any of the items described in Section 5.4.1 hereof cannot be apportioned at the Closing because of the unavailability of information as to the amounts which are to be apportioned or otherwise, or are incorrectly apportioned at Closing or subsequent thereto, such items shall be apportioned or reapportioned, as the case may be, as soon as practicable after the Closing Date or the date such error is discovered, as applicable; provided that, with the exception of any item required to be apportioned pursuant to Section 5.4.1(a),
(b) or (g), neither party shall have the right to request apportionment or reapportionment of any such item at any time following the one hundred eightieth (180th) day after the Closing Date. If the Closing shall occur before a real estate or personal property tax rate or assessment is fixed for the tax year in which the Closing occurs, the apportionment of taxes at the Closing shall be upon the basis of the tax rate or assessment for the preceding fiscal year applied to the latest assessed valuation. Promptly after the new tax rate or assessment is fixed, the apportionment of taxes or assessments shall be recomputed and any discrepancy resulting from such recomputation and any errors or omissions in computing apportionments at Closing shall be promptly corrected and the proper party reimbursed, which obligations shall survive the Closing.

            5.4.3 Items to be prorated at the Closing shall include a credit to Seller for costs and expenses incurred by Seller in connection with any new Leases or modifications to any existing Leases entered into after the date hereof in accordance with the terms and conditions set forth in Section 7.2.3(a) of this Agreement.

            5.4.4 The provisions of this Section 5.4 shall survive the Closing.

     6. INTENTIONALLY DELETED.

     7. REPRESENTATIONS, WARRANTIES AND COVENANTS.

        7.1 REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER.

            7.1.1 REPRESENTATIONS AND WARRANTIES OF SELLER. Subject to the provisions of Section 7.1.1 of this Agreement, Seller hereby represents and warrants to Purchaser that, as of the date of this Agreement:

            (a) DUE AUTHORITY. This Agreement has been duly authorized, executed and delivered by and is binding upon Seller. All other agreements, instruments and documents herein provided to be executed or to be caused to be executed by Seller are, or on the Closing Date will be, duly authorized, executed and delivered by and are binding upon Seller. Westpark is a corporation, duly organized and validly existing and in good standing under the laws of the State of Delaware, and is duly authorized and qualified to do all things required of it under this Agreement. Ruppsville is a corporation, duly organized and validly existing and in good standing under the laws of the State of Delaware, and is duly authorized and qualified to do all things required of it under this Agreement.

            (b) LEASES. Seller has no knowledge of any leases, licenses or other occupancy agreements to which Seller is a party or is bound affecting any portion of the Property which will be in force on the Closing Date other than the Leases. As used herein, "Leases" shall be deemed to mean, collectively, (i) the leases currently in the possession of the Property Manager and (ii) the leases entered into in accordance with this Agreement. Seller is the landlord or successor landlord under the Leases. Except as may have been delivered to Seller in writing by the Property Manager, to the best of Seller's knowledge, Seller has not received written notice, as of the date of this Agreement, that any Lease is not in full force and effect or asserting that Seller is in default under any of the Leases, which default has not been cured.

            (c) LITIGATION. Except as may have been delivered to Seller in writing by the Property Manager, to the best of Seller's knowledge, Seller has not received written notice of any material pending or threatened litigation or condemnation action against the Property or against Seller with respect to the Property as of the date of this Agreement.

            (d) CONTRACTS. Seller has not entered into any service or equipment leasing contracts relating to the Property which will be in force after the Closing, except for the Contracts. As used in this Agreement, the "Contracts" shall be deemed to mean, collectively, (i) the contracts currently in the possession of the Property Manager, and (ii) contracts entered into by Seller which Seller is permitted to enter into in accordance with this Agreement.

            (e) VIOLATIONS. Except as may have been delivered to Seller in writing by the Property Manager, to the best of Seller's knowledge, Seller has not received during the period of its ownership of the Property written notice from any governmental authority that the Property is in violation of any material law, rule, ordinance or regulation which violation remains uncured.

            Notwithstanding and without limiting the foregoing, (i) if any of the representations or warranties of Seller contained in this Agreement or in any certificate delivered in connection herewith are materially false or inaccurate, or Seller is in material breach or default of any of its obligations under this Agreement, and Purchaser nonetheless closes the transactions hereunder and purchases the Property, then Seller shall have no liability or obligation respecting such false or inaccurate representations or warranties or such breach or default (and any cause of action resulting therefrom shall terminate upon the Closing) in the event that either (x) on or prior to Closing, Purchaser shall have had knowledge of the false or inaccurate representations or warranties or other breach or default, or (y) the accurate state of facts pertinent to such false or inaccurate representations or warranties or other breach or default was contained in any of the Information, and (ii) to the extent the copies of the Leases, the Contracts or any other Information furnished or made available to or otherwise obtained by Purchaser prior to the execution of this Agreement contain provisions or information that are inconsistent with the foregoing representations and warranties, such representations and warranties shall be deemed modified to the extent necessary to eliminate such inconsistency and to conform such representations and warranties to such Leases and other Information.

            References to the "knowledge", "best knowledge" and/or "actual knowledge" of Seller or words of similar import shall refer only to the current actual (as opposed to implied or constructive) knowledge of Dianna Russo and shall not be construed, by imputation or otherwise, to refer to the knowledge of Seller or any parent, subsidiary or affiliate of Seller or to any other officer, agent, manager, representative or employee of Seller or to impose upon Dianna Russo any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains. Notwithstanding anything to the contrary contained in this Agreement, Dianna Russo shall have no personal liability hereunder. The representations and warranties of Seller set forth in Section 7.1.1 shall survive the Closing for a period of two hundred seventy (270) days, unless litigation is, or formal adjudication proceedings are, instituted with respect to such representation or warranty prior to two hundred seventy (270) days following the Closing Date.

            7.1.2 GENERAL DISCLAIMER. EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT OR IN ANY INSTRUMENT DELIVERED BY SELLER AT CLOSING, THE SALE OF THE PROPERTY HEREUNDER IS AND WILL BE MADE ON AN "AS IS," "WHERE IS," AND "WITH ALL FAULTS" BASIS, WITHOUT REPRESENTATIONS AND WARRANTIES OF ANY KIND OR NATURE, EXPRESS, IMPLIED OR OTHERWISE, INCLUDING ANY REPRESENTATION OR WARRANTY CONCERNING TITLE TO THE PROPERTY, THE PHYSICAL CONDITION OF THE PROPERTY (INCLUDING THE CONDITION OF THE SOIL OR THE IMPROVEMENTS), THE ENVIRONMENTAL CONDITION OF THE PROPERTY (INCLUDING THE PRESENCE OR ABSENCE OF HAZARDOUS SUBSTANCES ON OR AFFECTING THE PROPERTY), THE COMPLIANCE OF THE PROPERTY WITH APPLICABLE LAWS AND REGULATIONS (INCLUDING ZONING AND BUILDING CODES OR THE STATUS OF DEVELOPMENT OR USE RIGHTS RESPECTING THE PROPERTY), THE FINANCIAL CONDITION OF THE PROPERTY OR ANY OTHER REPRESENTATION OR WARRANTY RESPECTING ANY INCOME, EXPENSES, CHARGES, LIENS OR ENCUMBRANCES, RIGHTS OR CLAIMS ON, AFFECTING OR PERTAINING TO THE PROPERTY OR ANY PART THEREOF. PURCHASER ACKNOWLEDGES THAT, PRIOR TO THE EXECUTION OF THIS AGREEMENT, PURCHASER HAS EXAMINED, REVIEWED AND INSPECTED

ALL MATTERS WHICH IN PURCHASER'S JUDGMENT BEAR UPON THE PROPERTY AND ITS
VALUE AND SUITABILITY FOR PURCHASER'S PURPOSES. EXCEPT AS TO MATTERS SPECIFICALLY SET FORTH IN THIS AGREEMENT, OR IN ANY INSTRUMENT DELIVERED BY SELLER AT CLOSING: (A) PURCHASER WILL ACQUIRE THE PROPERTY SOLELY ON THE BASIS OF ITS OWN PHYSICAL AND FINANCIAL EXAMINATIONS, REVIEWS AND INSPECTIONS AND THE TITLE INSURANCE PROTECTION AFFORDED BY THE OWNER'S POLICY, AND (B) WITHOUT LIMITING THE FOREGOING, PURCHASER WAIVES ANY RIGHT IT OTHERWISE MAY HAVE AT LAW OR IN EQUITY, INCLUDING, WITHOUT LIMITATION, THE RIGHT TO SEEK DAMAGES FROM SELLER IN CONNECTION WITH THE ENVIRONMENTAL CONDITION OF THE PROPERTY, INCLUDING ANY RIGHT OF CONTRIBUTION UNDER THE COMPREHENSIVE ENVIRONMENTAL RESPONSE COMPENSATION AND LIABILITY ACT.

        7.2 INTENTIONALLY DELETED.

        7.3 REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASER.

            7.3.1 Purchaser hereby represents and warrants to Seller that this Agreement has been duly authorized, executed and delivered by and is binding upon Purchaser, and that all other and all agreements, instruments and documents herein provided to be executed or caused to be executed by Purchaser are, or on the Closing Date will be, duly authorized, executed and delivered by and are binding upon Purchaser. Purchaser is a limited partnership, duly organized and validly existing and in good standing under the laws of the State of Delaware and is duly authorized and qualified to do all things required of it under this Agreement.

            7.3.2 Purchaser acknowledges that Purchaser's affiliate, Keystone Realty Services, Inc. ("Manager") acts as the property manager of the Property on behalf of Seller pursuant to that certain Property Management Agreement dated as of February 1, 1994, as amended, between Seller and Manager. Purchaser represents and warrants that, to Purchaser's best knowledge, Manager has provided to Purchaser and Purchaser is in possession of all of the leases of all of the current tenants occupying the Property (as set forth on EXHIBIT M attached hereto) and all of the service contracts for all the service providers at the Property (as set forth on EXHIBIT N attached hereto).

            7.3.3 The representations and warranties of Purchaser set forth in this Section 7.3 shall survive the Closing.

     8. RELEASE.

        8.1 INTENTIONALLY DELETED.

        8.2 RELEASE. EXCEPT FOR MATTERS SET FORTH IN THIS AGREEMENT THAT SPECIFICALLY SURVIVE THE CLOSING OF THIS AGREEMENT, OR IN ANY INSTRUMENT DELIVERED BY SELLER AT CLOSING THAT SPECIFICALLY SURVIVE CLOSING, EFFECTIVE AS OF THE CLOSING, PURCHASER SHALL BE DEEMED TO HAVE RELEASED SELLER AND ALL SELLER RELATED PARTIES FROM ALL CLAIMS WHICH PURCHASER OR ANY AGENT,

REPRESENTATIVE, AFFILIATE, EMPLOYEE, DIRECTOR, OFFICER, PARTNER, MEMBER, SERVANT, SHAREHOLDER OR OTHER PERSON OR ENTITY ACTING ON PURCHASER'S
BEHALF OR OTHERWISE RELATED TO OR AFFILIATED WITH PURCHASER (EACH, A "PURCHASER RELATED PARTY") HAS OR MAY HAVE ARISING FROM OR RELATED TO ANY MATTER OR THING RELATED TO OR IN CONNECTION WITH THE PROPERTY INCLUDING THE DOCUMENTS AND INFORMATION REFERRED TO HEREIN, THE LEASES AND THE TENANTS THEREUNDER, ANY CONSTRUCTION DEFECTS, ERRORS OR OMISSIONS IN THE DESIGN OR CONSTRUCTION OF ALL OR ANY PORTION OF THE PROPERTY AND ANY ENVIRONMENTAL CONDITIONS, AND PURCHASER SHALL NOT LOOK TO SELLER OR ANY SELLER RELATED PARTIES IN CONNECTION WITH THE FOREGOING FOR ANY REDRESS OR RELIEF. THIS RELEASE SHALL BE GIVEN FULL FORCE AND EFFECT ACCORDING TO EACH OF ITS EXPRESSED TERMS AND PROVISIONS, INCLUDING THOSE RELATING TO UNKNOWN AND UNSUSPECTED CLAIMS, DAMAGES AND CAUSES OF ACTION.

     9. REMEDIES FOR DEFAULT.

        9.1 SELLER DEFAULTS. IF THE TRANSACTION HEREIN PROVIDED SHALL NOT BE CLOSED BY REASON OF SELLER'S DEFAULT UNDER THIS AGREEMENT, THEN PURCHASER SHALL HAVE, AS ITS EXCLUSIVE REMEDIES THE RIGHT TO EITHER (A) TERMINATE THIS AGREEMENT (IN WHICH EVENT NEITHER PARTY HERETO SHALL HAVE ANY FURTHER OBLIGATION OR LIABILITY TO THE OTHER EXCEPT WITH RESPECT TO THOSE PROVISIONS OF THIS AGREEMENT WHICH EXPRESSLY SURVIVE THE CLOSING OR A TERMINATION OF THIS AGREEMENT), PURCHASER HEREBY WAIVING ANY RIGHT OR CLAIM TO DAMAGES FOR SELLER'S BREACH, OR
(B) PROVIDED THE PURCHASE PRICE HAS BEEN DEPOSITED WITH ESCROWEE ON OR BEFORE THE SCHEDULED CLOSING DATE, SPECIFICALLY ENFORCE THIS AGREEMENT (BUT NO OTHER ACTION, FOR DAMAGES OR OTHERWISE, SHALL BE PERMITTED); PROVIDED THAT ANY ACTION BY PURCHASER FOR SPECIFIC PERFORMANCE MUST BE FILED, IF AT ALL, WITHIN THIRTY
(30) DAYS OF THE DATE CLOSING WAS SCHEDULED TO OCCUR, AND THE FAILURE TO FILE WITHIN SUCH PERIOD SHALL CONSTITUTE A WAIVER BY PURCHASER OF SUCH RIGHT AND REMEDY. IF PURCHASER SHALL NOT HAVE FILED AN ACTION FOR SPECIFIC PERFORMANCE WITHIN THE AFOREMENTIONED TIME PERIOD OR SO NOTIFIED SELLER OF ITS ELECTION TO TERMINATE THIS AGREEMENT, PURCHASER'S SOLE REMEDY SHALL BE TO TERMINATE THIS AGREEMENT IN ACCORDANCE WITH CLAUSE (A) ABOVE.

        9.2 PURCHASER DEFAULTS. NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN SECTION 9.1, IN THE EVENT THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT SHALL NOT CLOSE ON ACCOUNT OF PURCHASER'S DEFAULT, THEN THIS AGREEMENT SHALL TERMINATE, SUBJECT TO THE PROVISIONS OF THIS AGREEMENT THAT EXPRESSLY SURVIVE THE CLOSING OR A TERMINATION OF THIS AGREEMENT; PROVIDED, HOWEVER, NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED TO LIMIT SELLER'S

RIGHTS OR DAMAGES UNDER ANY INDEMNITIES GIVEN BY PURCHASER TO SELLER UNDER
THIS AGREEMENT. IN CONNECTION WITH THE FOREGOING, THE PARTIES RECOGNIZE
THAT SELLER WILL INCUR EXPENSE IN CONNECTION WITH THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT AND THAT THE PROPERTY WILL BE REMOVED FROM THE MARKET; FURTHER, THAT IT IS EXTREMELY DIFFICULT AND IMPRACTICABLE TO ASCERTAIN THE EXTENT OF DETRIMENT TO SELLER CAUSED BY THE BREACH BY PURCHASER UNDER THIS AGREEMENT AND THE FAILURE OF THE CONSUMMATION OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT OR THE AMOUNT OF COMPENSATION SELLER SHOULD RECEIVE AS A RESULT OF PURCHASER'S BREACH OR DEFAULT.

    10. INTENTIONALLY DELETED.

    11. MISCELLANEOUS.

        11.1 BROKERS. Seller represents and warrants to Purchaser, and Purchaser represents and warrants to Seller, that no broker or finder has been engaged by it, respectively, in connection with the sale contemplated under this Agreement. In the event of a claim for broker's or finder's fee or commissions in connection with the sale contemplated by this Agreement, then Seller shall indemnify, defend and hold harmless Purchaser from the same if it shall be based upon any statement or agreement alleged to have been made by Seller, and Purchaser shall indemnify, defend and hold harmless Seller from the same if it shall be based upon any statement or agreement alleged to have been made by Purchaser. The indemnification obligations under this Section 11.1 shall survive the Closing or a termination of this Agreement.

        11.2 LIMITATION OF LIABILITY.

            11.2.1 Notwithstanding anything to the contrary contained in this Agreement or any documents executed in connection herewith, if the Closing of the transaction contemplated hereunder shall have occurred, the aggregate liability of Seller arising pursuant to or in connection with the representations, warranties, indemnifications, covenants or other obligations (whether express or implied) of Seller under this Agreement (or any document or certificate executed or delivered in connection herewith) shall not exceed ONE MILLION TWO HUNDRED FIFTY THOUSAND DOLLARS ($1,250,000) (the "Liability Amount"), provided, however, that such limitation on liability shall not apply to the obligations of Seller under Sections 5.4, 11.1 and 11.19.

            11.2.2 No shareholder or agent of Seller, nor any Seller Related Parties, shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or pursuant to the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and Purchaser and its successors and assigns and, without limitation, all other persons and entities, shall look solely to Seller's assets for the payment of any claim or for any performance, and Purchaser, on behalf of itself and its successors and assigns, hereby waives any and all such personal liability, provided, however, subject to the terms of Section 11.2.1, the foregoing shall not limit Purchaser's recourse to distributions of the proceeds of the sale of the Property paid by Seller to any shareholder of Seller where Seller is unable to pay sums owed to Purchaser.

            11.2.3 The provisions of this Section 11.2 shall survive the Closing or a termination of this Agreement.

        11.3 EXHIBITS; ENTIRE AGREEMENT; MODIFICATION. All exhibits attached and referred to in this Agreement are hereby incorporated herein as if fully set forth in (and shall be deemed to be a part of) this Agreement. This Agreement contains the entire agreement between the parties respecting the matters herein set forth and supersedes any and all prior agreements between the parties hereto respecting such matters. This Agreement may not be modified or amended except by written agreement signed by both parties.

        11.4 TIME OF THE ESSENCE. Time is of the essence with respect to each and every provision of this Agreement. Whenever any action must be taken (including the giving of notice or the delivery of documents) under this Agreement during a certain period of time (or by a particular date) that ends (or occurs) on a non-Business Day, then such period (or date) shall be extended until the next succeeding Business Day. As used herein, the term "Business Day" shall be deemed to mean any day, other than a Saturday or Sunday, on which commercial banks in the State of New York or in the Commonwealth of Pennsylvania are not required or authorized to be closed for business.

        11.5 INTERPRETATION. Section headings shall not be used in construing this Agreement. Each party acknowledges that such party and its counsel, after negotiation and consultation, have reviewed and revised this Agreement. As such, the terms of this Agreement shall be fairly construed and the usual rule of construction, to wit, that ambiguities in this Agreement should be resolved against the drafting party, shall not be employed in the interpretation of this Agreement or any amendments, modifications or exhibits hereto or thereto. Whenever the words "including", "include" or "includes" are used in this Agreement, they shall be interpreted in a non-exclusive manner. Except as otherwise indicated, all Exhibit and Section references in this Agreement shall be deemed to refer to the Exhibits and Sections in this Agreement.

        11.6 GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

        11.7 SUCCESSORS AND ASSIGNS. Purchaser may not assign or transfer its rights or obligations under this Agreement without the prior written consent of the Seller, which consent may be given or withheld in the sole and absolute discretion of Seller; provided that, in the event of such an assignment or transfer, the transferee shall assume in writing all of the transferor's obligations hereunder (but Purchaser or any subsequent transferor shall not be released from obligations hereunder). Notwithstanding and without limiting the foregoing, no consent given by Seller to any transfer or assignment of Purchaser's rights or obligations hereunder shall be deemed to constitute a consent to any other transfer or assignment of Purchaser's rights or obligations hereunder and no transfer or assignment in violation of the provisions hereof shall be valid or enforceable. Subject to the foregoing, this Agreement and the terms and provisions hereof shall inure to the benefit of and be binding upon the successors and assigns of the parties.

Notwithstanding the foregoing, Purchaser shall have the right, without Seller's prior written consent but with prior written notice to Seller, to assign its rights and obligations under this Agreement to one or more assignees (not to exceed five assignees) which are wholly owned (directly or indirectly) by Purchaser and/or Keystone Property Trust ("Permitted Assignee"), provided that, in the event of such an assignment or transfer, the Permitted Assignee shall assume in writing (pursuant to an assignment and assumption agreement in form and content satisfactory to Seller in the exercise of Seller's reasonable judgment) all of the transferor's obligations hereunder, (but Purchaser or any subsequent transferor shall not be released from obligations hereunder). At Purchaser's election, separate Deeds for portions of the Property designated by Purchaser shall be delivered to Purchaser and/or its permitted assigns, provided that Purchaser shall pay any additional costs and expenses (including, without limitation, reasonable legal fees and expenses), if any, reasonably incurred by Seller in connection with the preparation of such separate Deeds and/or any related conveyance documents.

        11.8 NOTICES. All notices, requests or other communications which may be or are required to be given, served or sent by either party hereto to the other shall be deemed to have been properly given, if in writing and shall be deemed received (a) upon delivery, if delivered in person or by facsimile transmission, with receipt thereof confirmed by printed facsimile acknowledgment (with a confirmation copy delivered in person or by overnight delivery), (b) one (1) Business Day after having been deposited for next day overnight delivery with any reputable overnight courier service, or (c) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the United States Postal Office and sent by registered or certified mail, postage paid, return receipt requested, and in each case, addressed as follows:

             To Seller:

             Westpark Acquisition Company, Inc.
             c/o J.P. Morgan Investment Management Inc.
             522 Fifth Avenue
             New York, New York  10036
             Attention: Dianna A. Russo
             Facsimile: (212) 837-1774
             Telephone: (212) 837-2899

             With a Copy To:

             Stroock & Stroock & Lavan LLP
             180 Maiden Lane
             New York, New York  10038-4982
             Attention: Brian Diamond, Esq.
             Facsimile: (212) 806-6006
             Telephone: (212) 806-5569

             To Purchaser:

             Keystone Operating Partnership, L.P.
             200 Four Falls Corporate Center - Suite 208
             West Conshohocken, Pennsylvania 19428
             Attention: Saul A. Behar, Esq.
             Facsimile: (484) 530-0131
             Telephone: (484) 530-1825

             With a Copy To:

             Wolf, Block, Schorr & Solis-Cohen LLP
             1650 Arch Street, 22nd Floor
             Philadelphia, PA 19103
             Attention: James R. Williams, Esq.
             Facsimile: (215) 405-3732
             Telephone: (215) 977-2132

        11.9 THIRD PARTIES. Nothing in this Agreement, whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement upon any other person other than the parties hereto and their respective permitted successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third parties any right of subrogation or action over or against any party to this Agreement. This Agreement is not intended to and does not create any third party beneficiary rights whatsoever.

        11.10 LEGAL COSTS. The parties hereto agree that they shall pay directly any and all legal costs which they have incurred on their own behalf in the preparation of this Agreement, all deeds and other agreements pertaining to this transaction, and that such legal costs shall not be part of the closing costs.

        11.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

        11.12 EFFECTIVENESS. In no event shall any draft of this Agreement create any obligation or liability, it being understood that this Agreement shall be effective and binding only when a counterpart hereof has been executed and delivered by each party hereto.

        11.13 NO IMPLIED WAIVERS. No failure or delay of either party in the exercise of any right or remedy given to such party hereunder or the waiver by any party of any condition hereunder for its benefit (unless the time specified in this Agreement for exercise of such right or remedy has expired) shall constitute a waiver of any other or further right or remedy nor shall any single or partial exercise of any right or remedy preclude other or further exercise thereof or any other right or remedy. No waiver by either party of any breach hereunder or failure or refusal by the other party to comply with its obligations shall be deemed a waiver of any other or subsequent breach, failure or refusal to so comply.

        11.14 DISCHARGE OF SELLER'S OBLIGATIONS. Except as otherwise expressly provided in this Agreement, Purchaser's acceptance of the Deed shall be deemed a discharge of all of the obligations of Seller hereunder and all of Seller's representations, warranties, covenants and agreements in this Agreement shall merge in the documents and agreements executed at the Closing and shall not survive the Closing, except and to the extent that, pursuant to the express provisions of this Agreement, any of such representations, warranties, covenants or agreements are to survive the Closing.

        11.15 NO RECORDATION. Neither this Agreement nor any memorandum thereof shall be recorded and any attempted recordation hereof shall be void and shall constitute a default hereunder.

        11.16 UNENFORCEABILITY. If all or any portion of any provision of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, then such invalidity, illegality or unenforceability shall not affect any other provision hereof, and such provision shall be limited and construed as if such invalid, illegal or unenforceable provision or portion thereof were not contained herein unless doing so would materially and adversely affect a party or the benefits that such party is entitled to receive under this Agreement.

        11.17 WAIVER OF TRIAL BY JURY. SELLER AND PURCHASER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER ARISING IN TORT OR CONTRACT) BROUGHT BY EITHER AGAINST THE OTHER ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT.

        11.18 LIKE KIND EXCHANGE. Purchaser may desire to effectuate a like-kind exchange pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended (the "Code") in connection with this purchase of the Property. Seller agrees to use reasonable efforts to accommodate Purchaser in effectuating a like-kind exchange pursuant to Section 1031 of the Code in connection with the sale of the Property; provided however, that (a) such exchange does not directly or indirectly reduce the Purchase Price, (b) such exchange will not delay or otherwise adversely affect the Closing, (c) there is no additional unreimbursed loss, cost, damage, tax, expense or adverse consequence incurred by Seller resulting from, or in connection with, such exchange (including, without limitation, any adverse consequences under the Employee Retirement Income Security Act of 1974, as amended), (d) Purchaser shall indemnify, save and hold harmless Seller of, from and against any such loss, cost, damage, tax, expense or adverse consequence (including attorneys' fees) in connection with such exchange, (e) all documents to be executed by Seller in connection with such exchange shall be subject to the approval of Seller, which approval shall not be unreasonably withheld provided that Purchaser has otherwise fully complied with the terms and provisions of this Section 11.18, and shall expressly state, without qualification, that Seller (x) is acting solely as an accommodating party to such exchange, (y) shall have no liability with respect thereto, and
(z) is making no representation or warranty that the transactions qualify as a tax-free exchange under Section 1031 of the Code or any applicable state or local laws, (f) in no event shall Seller be obligated to acquire any property or otherwise be obligated to take title, or appear in the records of title, to any property in connection with such exchange, and (g) Purchaser shall pay all of the costs and expenses (including, without limitation, reasonable legal fees and expenses) reasonably incurred by Seller in connection with the consideration and/or consummation of any such exchange. Notwithstanding anything contained herein to the contrary, Purchaser hereby indemnifies, saves and holds harmless Seller of, from and against any loss, cost, damage, tax, expense or adverse consequence (including, without limitation, any adverse consequences under the Employee Retirement Income Security Act of 1974, as amended, and attorneys' fees) in effectuating any like-kind exchange pursuant to
Section 1031 of the Code in connection with the sale of the Property. The provisions of this Section 11.18 shall survive the Closing.

        11.19 PENNSYLVANIA CORPORATE AND BULK SALES CLEARANCE CERTIFICATE(S).

            11.19.1 Seller shall indemnify, defend, and hold Purchaser harmless from and against any and all losses, claims, damages and liabilities, including without limitation reasonable attorneys' fees and costs of defense, which may be incurred by Purchaser in connection with non-payment by Seller of any taxes of Seller in connection with any required bulk sales clearance certificates required to be filed in the Commonwealth of Pennsylvania by Seller in connection with the transactions contemplated by this Agreement. Seller's obligations under this Section 11.19 shall survive Closing.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                  SELLER:

                                  WESTPARK ACQUISITION COMPANY, INC., a
                                  Delaware corporation


                                  By: /s/ ANNE E. COLE
                                      ---------------------------------
                                  Name: Ann E. Cole
                                  Title: Vice President


                                  6813 RUPPSVILLE ROAD REALTY HOLDING
                                  COMPANY, a Delaware corporation


                                  By: /s/ ANNE E. COLE
                                      ---------------------------------
                                  Name: Ann E. Cole
                                  Title: Vice President


                                  PURCHASER:

                                  KEYSTONE OPERATING PARTNERSHIP, L.P.,
                                  a Delaware limited partnership


                                  By: KEYSTONE PROPERTY TRUST, a
                                      Maryland real estate investment trust,
                                      its general partner


                                  BY: /s/ STEPHEN J. BUTTE
                                      ---------------------------------
                                  Name: Stephen J. Butte
                                  Title: Senior Vice President